Exhibit 10.7

DIAMOND OFFSHORE DRILLING, INC.

2021 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), is made as of [_____]1, 2021 (the “Grant Date”) between Diamond Offshore Drilling, Inc., a Delaware corporation (the “Company”), and [_________] (the “Participant”), and is made pursuant to the terms of the Company’s 2021 Long-Term Stock Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Restricted Stock Units. The Company hereby issues to the Participant, as of the Grant Date, [____]2 restricted stock units (the “RSUs”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”). Each RSU represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan.

Section 2. Vesting Requirements.

(a) Generally. Except as otherwise provided herein, the RSUs shall vest and become non-forfeitable with respect to 30% of the RSUs on the first anniversary of the Grant Date and with respect to 70% of the RSUs on the second anniversary of the Grant Date, subject to the Participant’s continuous service or employment with the Company and its Affiliates (“Service”) from the Grant Date through the applicable vesting date.

(b) Involuntary Separation from Service Notwithstanding Section 2(a) hereof, in the event of the Participant’s termination of Service as a result of the Participant’s resignation of Service at the request of the Company or as a result of a failure by the Company to nominate the Participant for election as a director on the Board, then 100% of the RSUs shall immediately vest on the date of such termination.

(c) Other Terminations of Service. Upon the occurrence of a termination of the Participant’s Service for any reason other than as provided for by Section 2(b) hereof, all outstanding and unvested RSUs shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(d) Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control, 100% of the RSUs will vest, subject to the Participant’s continuous Service from the Grant Date through the consummation of a Change in Control.

1	NTD: To be the date on which the Company emergences from chapter 11 bankruptcy.
2	NTD: The number of RSUs subject to this grant will be equal to the number of Shares having a fair market value equal to $240,000, based on the value at emergence.

Section 3. Settlement. The Company shall issue and deliver to Participant the number of Shares equal to the number of vested and non-forfeitable RSUs within 30 days following the earliest to occur of (x) the fifth anniversary of the Grant Date, (y) a separation from Service and (z) a Change in Control. The Participant may elect, with respect to up to 40% of the vested and non-forfeitable RSUs (the portion of the RSUs to which such election is made, the “Cash-Settled RSUs”), to receive cash equal to the Fair Market Value of the number of Shares underlying the Cash-Settled RSUs. Any election regarding Cash-Settled RSUs must be provided to the Company prior to the delivery of Shares with respect to the number of vested and non-forfeitable RSUs.

Section 4. Restrictions on Transfer. No RSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

Section 5. Investment Representation. The Participant is acquiring the RSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the RSUs may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 6. Adjustments. The Award granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.

Section 7. No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service with the Company or any Affiliate.

Section 8. Tax Withholding. The Award shall be subject to tax and/or other withholding in accordance with Section 13(e) of the Plan to the extent required by law.

Section 9. No Rights as a Stockholder; Dividends. The Participant shall not have any privileges of a stockholder of the Company with respect to any RSUs, including without limitation any right to vote any Shares underlying such RSUs or to receive dividends or other distributions in respect thereof, unless and until Shares underlying the RSUs are delivered to the Participant in accordance with Section 3 hereof. Notwithstanding the foregoing, if the

Company declares any dividend the record date of which occurs while the RSUs are outstanding (i.e., have not been settled pursuant to Section 3), the Participant shall be credited a dividend equivalent in an amount and form equal to the dividend that would have been paid on the Shares underlying such outstanding RSUs had such Shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall vest only if the underlying RSU vests, and will be forfeited if the underlying RSU is forfeited. Any such dividend equivalents shall be settled and paid to the Participant within 30 days following the date on which the underlying RSU vests, provided that if the RSU has already vested, the associated dividend equivalents will be paid at the same time the dividend would have been paid on the Shares underlying the vested RSU. For the avoidance of doubt, all dividend equivalents shall be terminated on the date the underlying RSU is settled under Section 3 hereof.

Section 10. Amendment and Termination. Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.

Section 11. Construction. The Award granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

Section 13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 14. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

Section 16. Section 409A. This Agreement is intended to comply with, or be exempt from, Section 409A of the Code and shall be construed and administered in accordance with Section 409A of the Code. The RSUs granted hereunder shall be subject to the provisions of Section 14 of the Plan.

Section 17. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

DIAMOND OFFSHORE DRILLING, INC.

By:

Name:

Title:

PARTICIPANT
Participant’s Signature	Date

Name:

[Signature Page to Restricted Stock Unit Award Agreement]